RESOLVED, that, contingent upon, and effective as of, the amendment of the 1988 and 1996 Incentive Stock Plans ("Incentive Stock Plans") to permit the transfer of options, J. P. Mulcahy, W. P. McGinnis and C. S. Sommer be, and each of them hereby is, authorized to amend, upon request of the optionee, non-qualified option contracts of any Corporate Officer of the Company or W. P. Stiritz in order to effect such a transfer, and to amend option contracts of such other individuals as may from time to time be approved by a co-Chief Executive Officer in his sole discretion; provided that such amendments shall be subject to the following terms and conditions: (i) an option can be transferred only to a member of the transferor's immediate family or to a family partnership or family trust, as approved by Mr. McGinnis, Mr. Mulcahy or Mr. Sommer, to be exercised by such transferee only after the effective date of final rules of the Securities and Exchange Commission regarding the use of Form S-8 for the exercise of stock options by family members of employee optionees and in accordance with the terms of the option agreement; (ii) the transferor must notify the Secretary of the Company at least 30 days in advance of any transfer and provide the Company with relevant information regarding the transferee;
(iii) if requested by Mr. Mulcahy, Mr. McGinnis or Mr. Sommer, the transferor must collateralize his or her income tax withholding obligation arising upon the transferee's exercise of the option; (iv) an option must be transferred in increments of a minimum of 10% of the original grant; (v) an option may be transferred only once, other than pursuant to the laws of descent and distribution if transferred to a family member directly; (vi) the transferee must agree in writing (A) only to exercise the option in accordance with its terms, (B) to comply with all federal and state securities laws relating to the exercise of the option and the re-sale of shares received upon exercise, and (C) to indemnify the Company for damages resulting from any failure to comply with such laws; and (vii) Mr. Mulcahy, Mr. McGinnis or Mr. Sommer may impose such other terms and conditions on the transfers as any of them, in their sole discretion, deems necessary or desirable.

RESOLVED, that, effective as of May 28, 1998, all repayment of gain provisions of outstanding non-qualified option awards be, and they hereby are, waived with respect to all option awards for Corporate Officers that are outstanding as of that date; and

FURTHER RESOLVED, that J. P. Mulcahy, W. P. McGinnis and C. S. Sommer be, and each of hereby is, authorized to perform any and all acts and execute any and all documents as they deem necessary or desirable to effectuate the foregoing amendment.